Exhibit 99.1
NAVE COMMUNICATIONS COMPANY

CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2013

WITH

INDEPENDENT AUDITOR'S REPORT

CONTENTS

Independent Auditor's Report	1

Consolidated Balance Sheet	3

Consolidated Statement of Income	4

Consolidated Statement of Equity	5

Consolidated Statement of Cash Flows	6

Notes to Consolidated Financial Statements	7

Supplemental Information: Consolidating Balance Sheet Consolidating Statement of Income	13 14

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Nave Communications Company

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of Nave Communications Company which comprise the consolidated balance sheet as of September 30, 2013, and the related consolidated statements of income, changes in equity, and cash flows for the nine-month period then ended, and the related notes to the consolidated financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements.  The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error.  In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control.  Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Nave Communications Company as of September 30, 2013, and the results of their operations and their cash flows for the nine-month period then ended in accordance with accounting principles generally accepted in the United States of America.

Supplemental Information

The accompanying supplemental information is presented for purposes of additional analysis and is not a required part of the consolidated financial statements.  Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the consolidated financial statements.  The information has been subjected to the auditing procedures applied in the audits of the consolidated financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the consolidated financial statements or to the consolidated financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America.  In our opinion, the information is fairly stated in all material respects in relation to the consolidated financial statements as a whole.

/s/ HoganTaylor LLP

January 30, 2014
Tulsa, Oklahoma

NAVE COMMUNICATIONS COMPANY

CONSOLIDATED BALANCE SHEET

September 30, 2013

Assets
Current assets:
Cash and cash equivalents	$464,370
Accounts receivable, net	1,887,152
Inventories	1,634,010
Prepaid expenses	29,224
Total current assets	4,014,756
Property and equipment, net	328,958
Assets of Variable Interest Entity held for sale	3,688,029
Other assets	144,353
Total assets	$8,176,096

Liabilities and Equity
Current liabilities:
Line of credit	$1,189,900
Current portion of long-term debt of Variable Interest Entity	96,874
Current portion of capital lease obligations	19,604
Accounts payable and accrued expenses	1,978,489
Total current liabilities	3,284,867
Long-term debt of Variable Interest Entity, less current portion	3,868,291
Capital lease obligations, less current portion	63,909
Total liabilities	7,217,067
Equity:
Nave Communications Company stockholder's equity:
Common stock, no par value, 1,000 shares authorized,
500 shares issued and outstanding	47,936
Retained earnings	1,015,534
Total Nave Communications Company stockholder's equity	1,063,470
Noncontrolling interest	(104,441)
Total equity	959,029
Total liabilities and equity	$8,176,096

See notes to consolidated financial statements.

NAVE COMMUNICATIONS COMPANY

CONSOLIDATED STATEMENT OF INCOME

Nine-month period ended September 30, 2013

Net sales	$10,313,102
Cost of sales	5,677,953

Gross profit	4,635,149
General and administrative expenses	3,670,430

Operating income	964,719

Other income (expense):
Other income	6,140
Other expense	(2,391)
Interest expense	(177,609)
Other income (expense), net	(173,860)

Net income	790,859
Less - net income attributable to noncontrolling interest	154,685

Net income attributable to Nave Communications Company	$636,174

See notes to consolidated financial statements.

NAVE COMMUNICATIONS COMPANY

CONSOLIDATED STATEMENT OF EQUITY

Nine-month period ended September 30, 2013

				Total Nave
				Communications
				Company
	Common Stock		Retained	Stockholder's	Noncontrolling	Total
	Shares	Amount	Earnings	Equity	Interest	Equity

Balance, at December 31, 2012	500	$47,936	$379,360	$427,296	$(86,826)	$340,470
Distributions	-	-	-	-	(172,300)	(172,300)
Net income	-	-	636,174	636,174	154,685	790,859
Balance, at September 30, 2013	500	$47,936	$1,015,534	$1,063,470	$(104,441)	$959,029

See notes to consolidated financial statements.

NAVE COMMUNICATIONS COMPANY

CONSOLIDATED STATEMENT OF CASH FLOWS

Nine-month period ended September 30, 2013

Cash Flow from Operating Activities
Net income	$790,859
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	144,932
Provision for doubtful accounts	37,707
Changes in operating assets and liabilities
Accounts receivable	(944,984)
Inventories	(609,947)
Other current assets	(91)
Accounts payable and accrued expenses	1,005,169
Net cash provided by operating activities	423,645

Cash Flows from Investing Activities
Purchase of property and equipment	(71,455)

Cash Flows from Financing Activities
Draws on line of credit	1,185,900
Payments on line of credit	(1,046,000)
Payments on capital lease obligations	(14,750)
Payments on long-term debt	(60,524)
Distributions	(172,300)
Net cash used in financing activities	(107,674)

Net increase in cash and cash equivalents	244,516
Cash and cash equivalents, beginning of period	219,854

Cash and cash equivalents, end of period	$464,370

Supplemental Disclosures of Cash Flow Information
Cash paid during year for interest	$32,683

See notes to consolidated financial statements.

NAVE COMMUNICATIONS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2013

Note 1 – Summary of Significant Accounting Policies

Description of business

Nave Communications Company (the Company) was incorporated under the laws of the state of Maryland in 1999.  The Company's principal business is to serve as a reseller of new, refurbished and used telecommunications networking equipment, and to offer brokering and asset recovering services to the telecommunication providers.

Principles of consolidation

The accompanying consolidated financial statements include the accounts of the Company and an entity required to be consolidated by the accounting guidance for variable interest entities (VIE).  All material intercompany accounts and transactions have been eliminated.

In 2005, HHN Properties, L.L.C. (HHN) was created and commenced operations.  HHN is wholly owned by the majority stockholders of Nave Communications Company.  The primary purpose of HHN was to purchase a warehouse and distribution facility to be leased to the Company.  HHN is considered a variable interest entity, with Nave Communications Company being the primary beneficiary.  As of September 30, 2013, the accounts of HHN were consolidated into Nave Communications Company.

Cash and cash equivalents

Cash and cash equivalents include interest-bearing deposits and highly liquid investments with original maturities of three months or less.  The Company maintains several accounts at various banks, which are insured by the Federal Deposit Insurance Corporation (FDIC).  Cash and cash equivalents balances may exceed the FDIC insurance limit at times.

Accounts receivables

Accounts receivables are uncollateralized customer obligations due under normal trade terms requiring payment within 30 days from the invoice date or within extended terms agreed upon with management in advance.

The carrying amount of accounts receivable is reduced by an allowance for doubtful accounts and an estimate for sales returns of approximately $103,000 at September 30, 2013.  Management reviews all past due accounts and based on an assessment of current creditworthiness, estimates the portion, if any, of the balance that will potentially be uncollectible.  The Company includes any accounts receivable balances that may become uncollectible in its allowance for doubtful accounts.  After all attempts to collect a receivable have failed, the receivable is written off against the allowance.

Accounts receivable from one customer consisted of approximately 11% of the total accounts receivable as of September 30, 2013.

Inventories

Inventories are stated at the lower of cost, determined by the first-in, first-out (FIFO) method, or market.

Property and equipment

Property and equipment are stated at historical cost, less accumulated depreciation.  Depreciation is determined using the straight-line method over the estimated useful lives.  Expenditures for maintenance and repairs are charged to expense when incurred.  When property and equipment are disposed of, the asset and related accumulated depreciation are written off and any gain or loss from disposition is reflected in the year of disposal.  The estimated useful lives of the assets are as follows:

Building and improvements	15-39 years
Warehouse equipment	5-10 years
Office furniture	5-7 years
Vehicles	5-7 years

Long-lived assets

The Company reviews the value of long-lived assets for impairment when circumstances indicate that the carrying amount of an asset may not be recoverable based upon estimated future cash flows.  For assets that are to be held and used, an impairment is recognized when the estimated undiscounted cash flows associated with the asset or group of assets is less than their carrying value.  If impairment exists, an adjustment is made to write the asset down to its estimated fair value, and a loss is recorded as the difference between the carrying value and fair value.  Fair values are determined based on quoted market value, discounted cash flows or internal and external appraisals, as applicable.  Assets to be disposed of are carried at the lower of carrying value or estimated net realizable value.  No impairment adjustment was recognized during the nine-month period ended September 30, 2013.

Revenue recognition

The Company recognizes revenues for product sales when title transfers to the customer, which is generally upon the shipment of the product.  The Company's agreement with one of its customers provides that the risk of loss or damages for product in transit remain with the Company and the product is subject to approval at the buyer's premises.  Accordingly, the Company recognizes revenue when the product has been delivered and accepted at the customer's site and risk of loss has passed to the customer.

Income taxes

The Company is taxed as an S corporation under the provisions of the Internal Revenue Code.  Earnings and losses of an S corporation are generally included in the personal income tax returns of the stockholders of the Company and taxed depending on their personal tax strategies.  Accordingly, as long as it maintains its S corporation status, the Company should not incur additional federal or state income tax obligations, except in certain circumstances such as recognition of income taxes on "built-in gains," if any, on the disposition of certain assets for a prescribed period after the date of the election.

Generally, the Company is no longer subject to income tax examinations by the federal, state or local tax authorities for years before 2010.

Shipping and handling costs

The costs of shipping and distributing products are included in cost of sales.

Advertising costs

Advertising costs are expensed when incurred and were approximately $4,000 for the nine-month period ended September 30, 2013, and are included in general and administrative expenses.

Product Warranty

The Company offers a product repair or replacement warranty to its customers that range from 12 to 24 months from the date of purchase.  The Company recognizes warranty expense as it is incurred and estimates the cost of future warranty repairs for items sold and in service.  As of September 30, 2013, the Company estimated its future warranty costs to be approximately $25,000 and recorded a liability in accrued expenses in that amount.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Subsequent events

Management has evaluated subsequent events through January 30, 2014, the date the consolidated financial statements were available to be issued.

Note 2 – Property and Equipment, Net

At September 30, 2013, property and equipment consists of the following:

Building improvements	$147,114
Warehouse equipment	360,630
Office furniture and equipment	117,568
Vehicles	101,147
726,459
Less: accumulated depreciation	(397,501)
Property and equipment, net	$328,958

Depreciation expense was $140,245 for the nine-month period ended September 30, 2013.

Note 3 – Assets of Variable Interest Entity Held for Sale

As of September 30, 2013, assets held for sale consists of the land and a building in Jessup, Maryland. The Company has recognized no impairment loss for the nine-month period ended September 30, 2013. At September 30, 2013, assets held for sale consists of the following:

Land	$440,000
Building, net of accumulated depreciation	3,248,029

Assets of Variable Interest Entity held for sale	$3,688,029

On November 15, 2013, HHN reached an agreement with a buyer, and sold the land and building for a sales price of $6 million, realizing a gain on sale of approximately $2.2 million.

Note 4 – Line of Credit and Long-Term Debt

The Company has a revolving line of credit with a bank up to $2,000,000 through March 7, 2014.  Interest is payable monthly at the greater of the Prime rate or the lender's minimum interest rate plus 2% (3.75% at September 30, 2013).  The line of credit is secured by a first lien on substantially all assets of the Company and is unconditionally guaranteed by the Company's majority stockholders and HHN.  Under the agreement with the bank, the Company is required to maintain certain financial covenants.  The outstanding balance on the line of credit was $1,189,900 as of September 30, 2013.

HHN had a note payable to a bank that matured on August 30, 2036.  Principal and interest payments of $23,627 were payable monthly.  The interest rate was 4.76% per year.  The note was collateralized by all of the land and buildings and was unconditionally guaranteed by the majority stockholders of the Company and Nave Communications Company.  The balance outstanding at September 30, 2013, was $3,965,165.

Effective November 15, 2013, the Company retired the long-term debt with the proceeds from the sale of the assets held for sale (see Note 3).

Note 5 – Capital Lease Obligations

The Company leases their telephone system under a capital lease which expires in September 2017.  The effective interest rate is 9.3%.  Payments are due in monthly installments of $644.

The Company leases a truck under a capital lease which expires in May 2017.  The effective interest rate is 5.1%.  Payments are due in monthly installments of $1,425.

Future minimum lease payments for obligations under the capital leases consist of the following for the period ending September 30:

2014	$24,830
2015	24,830
2016	24,830
2017	20,489
Total minimum lease payments	94,979
Less interest	(11,466)
Capital lease obligations	83,513
Current portion of capital lease obligations	19,604
Long-term portion of capital lease obligations	$63,909

Note 6 – Commitments

Operating lease

Nave Communications Company leased their administrative office and warehouse under an operating lease from HHN.  The lease term was through May 31, 2016.  The lease called for basic monthly rent of $44,170 per month.  The Company was responsible for real estate taxes, insurance, and operating expenses.  Facilities rental expense charged to operations of $397,526 for the nine-month period ended September 30, 2013 were eliminated upon consolidation.

Effective November 15, 2013, HHN sold the administrative office and warehouse property to a third party (see Note 3).  Nave Communications Company entered into a new lease for the same property through November 30, 2023.  The lease calls for basic monthly rent of $40,000 per month escalating annually by 2.5%.  The Company is responsible for real estate taxes, insurance, and operating expenses.

Minimum rental payments are as follows for the period ending September 30:

2014	$486,254
2015	490,000
2016	502,250
2017	514,806
2018	527,676
Thereafter	2,896,636
$5,417,622

Note 7 – Consignment Inventory

The Company has several agreements to warehouse excess inventory on consignment from various telecommunication service providers.  The Company brokers and sells the excess inventory to their customers and other market participants and remits a percentage back to the service provider.  Certain of those agreements require a minimum amount to be remitted back to the service provider through sales to customers, or the Company guarantees to purchase the remainder.  As of September 30, 2013, the Company had purchase commitments relating to these agreements in the amount of approximately $1.3 million.

SUPPLEMENTAL INFORMATION

NAVE COMMUNICATIONS COMPANY

CONSOLIDATING BALANCE SHEET

September 30, 2013

	Nave
	Communications	HHN
	Company	Properties	Eliminations	Consolidated
Assets
Current assets:
Cash and cash equivalents	$418,641	$45,729	$-	$464,370
Accounts receivable, net	1,887,152	-	-	1,887,152
Inventories	1,634,010	-	-	1,634,010
Prepaid expenses	29,224	-	-	29,224
Total current assets	3,969,027	45,729	-	4,014,756
Property and equipment, net	328,958	-	-	328,958
Assets of Variable Interest Entity held for sale	-	3,688,029	-	3,688,029
Other assets	1,134	143,219	-	144,353
Total assets	$4,299,119	$3,876,977	$-	$8,176,096

Liabilities and Equity
Current liabilities:
Line of credit	$1,189,900	$-	$-	$1,189,900
Current portion of long-term debt of Variable Interest Entity	-	96,874		96,874
Current portion of capital lease obligations	19,604	-	-	19,604
Accounts payable and accrued expenses	1,962,236	16,253	-	1,978,489
Total current liabilities	3,171,740	113,127	-	3,284,867
Long-term debt of Variable Interest Entity, less current portion	-	3,868,291	-	3,868,291
Capital lease obligations, less current portion	63,909	-	-	63,909
Total liabilities	3,235,649	3,981,418	-	7,217,067
Equity:
Nave Communications Company stockholder's equity:
Common stock, no par value, 1,000 shares authorized, 500 shares issued and outstanding	47,936	-	-	47,936
Retained earnings	1,015,534	-	-	1,015,534
Total Nave Communications Company stockholder's equity	1,063,470	-	-	1,063,470
Noncontrolling interest	-	(104,441)	-	(104,441)
Total equity	1,063,470	(104,441)	-	959,029
Total liabilities and equity	$4,299,119	$3,876,977	$-	$8,176,096

See independent auditor's report.

NAVE COMMUNICATIONS COMPANY

CONSOLIDATING STATEMENT OF INCOME

Nine-month period ended September 30, 2013

	Nave
	Communications	HHN
	Company	Properties	Eliminations	Consolidated

Net sales	$10,313,102	$397,526	$(397,526)	$10,313,102
Cost of sales	5,677,953	-	-	5,677,953

Gross profit	4,635,149	397,526	(397,526)	4,635,149
General and administrative expenses	3,971,707	96,249	(397,526)	3,670,430

Operating income	663,442	301,277	-	964,719

Other income (expense):
Other income	6,140	-	-	6,140
Other expense	(540)	(1,851)	-	(2,391)
Interest expense	(32,868)	(144,741)	-	(177,609)
Other income (expense), net	(27,268)	(146,592)	-	(173,860)

Net income	636,174	154,685	-	790,859

Less - net income attributable to noncontrolling interest	-	(154,685)	-	(154,685)

Net income attributable to Nave Communications Company	$636,174	$-	$-	$636,174

See independent auditor's report.